EXHIBIT 15

April 30, 2020

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated April 30, 2020 on our review of interim financial information of Baxter International Inc., which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-8 (Nos. 33-28428, 33-54069, 333-10520, 333-43563, 333-47019, 333-71553, 333-80403, 333-88257, 333-48906, 333-62820, 333-102140, 333-104420, 333-104421, 333-105032, 333-143063, 333-174400, 333-174401, 333-206700 and 333-206701) of Baxter International Inc.

Very truly yours,

/s/PricewaterhouseCoopers LLP
Chicago, Illinois